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Exhibit 5.1

May 19, 2017

Insmed Incorporated
10 Finderne Avenue, Building 10
Bridgewater, New Jersey 08807

Insmed Incorporated
Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special Virginia counsel to Insmed Incorporated, a Virginia corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") on the date hereof pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of an indeterminate amount of the Company's common stock, par value $0.01 per share ("Common Stock"). The Common Stock will be offered on a continuous or delayed basis pursuant to Rule 415 of the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and any amendments or supplements thereto.

        This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Company's Articles of Incorporation, as amended through the date hereof, (ii) the Company's Amended and Restated Bylaws, as amended through the date hereof, (iii) the Registration Statement, (iv) resolutions of the Company's Board of Directors and (v) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the "SCC") on May 19, 2017, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing.

        For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and the completion of all deliveries not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of certain documents by the Company).

        As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

        We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

        Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

          1.     The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia with the corporate power to issue the Common Stock.

          2.     When (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to authorize and approve the issuance of the Common Stock from the then authorized number of shares of Common Stock available and (b) the Common Stock has been offered and sold by the Company in accordance with the terms and conditions set forth in the Registration Statement, the Prospectus and any applicable prospectus supplement, and delivered to and paid for by the purchasers thereof in accordance with the definitive purchase, underwriting or similar agreement approved by the Board, such Common Stock will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading "Legal Matters" in the Prospectus and the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

        This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,
/s/ Hunton & Williams LLP

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  Exhibit 5.1
Insmed Incorporated Registration Statement on Form S-3